VINTAGE MUTUAL FUNDS, INC.


                                EXHIBIT # 1(c)

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 10

                        FORM N-1A REGISTRATION STATEMENT

                              ARTICLES OF AMENDMENT

                                       OF

                             IMG MUTUAL FUNDS, INC.

         IMG MUTUAL FUNDS, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation from IMG Mutual Funds, Inc. to Vintage Mutual Funds, Inc., and from and after the date of acceptance of these Articles of Amendment by the SDAT, Article FIRST of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:

                  "FIRST:  Name.  The name of the Corporation is

                                    VINTAGE MUTUAL FUNDS, INC."

         SECOND: The Charter of the Corporation is hereby amended to change the designation of the "IMG Bond Fund" series of the Corporation's capital stock to the "Vintage Bond Fund" series of the Corporation's capital stock, and from and after the date of acceptance of these Articles of Amendment by the SDAT:

         A. Subsection (ii) of the first paragraph of section (a) of Article FOURTH of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:

                  "(ii) 800,000,000 Shares shall be classified as a series designated as the Vintage Bond Fund series;"

         B. The third paragraph of section (a) of Article FOURTH of the Charter, which paragraph was added to the Charter by Articles of Amendment of the Corporation filed and accepted for record on February 13, 1998, and effective at 12:01 A.M. on February 14, 1998, is hereby deleted in its entirety and in lieu thereof the following is substituted:

                  "Shares of the Vintage Bond Fund Series shall consist of a single class of Shares, designated as the Class A Shares, or such other name as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. The Class A shares of the Vintage Bond Fund Series shall consist of 800,000,000 Shares, par value $0.001 per Share."

         THIRD: A majority of the entire Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law (the "MGCL"), duly approved the foregoing amendments, and (i) the amendments are limited to changes expressly permitted by
Section 2-605 of the MGCL to be made without action by the stockholders of the Corporation, and (ii) the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, IMG Mutual Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of February 1998; and its President acknowledges that these Articles of Amendment are the act of IMG Mutual Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                              IMG MUTUAL FUNDS, INC.



By:                                          (SEAL)
Ruth Prochaska, Secretary                        David W. Miles, President

                              ARTICLES OF AMENDMENT

                                       OF

                             IMG MUTUAL FUNDS, INC.

         IMG Mutual Funds, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The Charter of the Corporation is hereby amended to change and reclassify all of the issued and outstanding shares of IMG Core Stock Fund series of the Corporation's capital stock, namely the issued and outstanding Class B, Class C and Class D shares of the IMG Core Stock Fund series of the Corporation's capital stock, into Class A and Class B shares of the Vintage Equity Fund series of the Corporation's capital stock, and to cancel the Class B, Class C and Class D shares of the IMG Core Stock Fund series of the Corporation's capital stock, and from and after the Closing date (as hereinafter defined), the second paragraph of section (a) of Article FOURTH of the Charter is hereby deleted in its entirety and in lieu thereof the following paragraph is substituted:

         "Shares of the IMG Core Stock Fund Series shall consist of a single class of Shares, designated as the Class A Shares, or such other name as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. The Class A shares of the IMG Core Stock Fund Series shall consist of 800,000,000 Shares, par value $0.001 per Share."

         SECOND: The following provisions shall apply in order to effectuate the change and reclassification described in Article FIRST above:

         (A) As of the Closing Date, all of the issued and outstanding Class B Shares of the IMG Core Stock Fund shall automatically be changed and reclassified into that number of full and fractional Class B Shares of the Vintage Equity Fund Series having an aggregate net asset value equal to the aggregate value of the net assets of the IMG Core Stock Fund Series that are allocable to the Class B Shares of the IMG Core Stock Fund Series.

         As of the Closing Date, all of the issued and outstanding Class C Shares of the IMG Core Stock Fund Series shall automatically be changed and reclassified into that number of full and fractional Class A Shares of the Vintage Equity Series having an aggregate net asset value equal to the aggregate value of the net assets of the IMG Core Stock Fund Series that are allocable to the Class C Shares of the IMG Core Stock Fund Series.

         As of the Closing Date, all of the issued and outstanding Class D Shares of the IMG Core Stock Fund Series shall automatically be changed and reclassified into that number of full and fractional Class B Shares of the Vintage Equity Fund Series having an aggregate net asset value equal to the aggregate value of the net assets of the IMG Core Stock Fund Series that are allocable to the Class D Shares of the IMG Core Stock Fund Series.

         The aggregate value of the net assets of IMG Core Stock Fund Series and the Vintage Equity Fund Series, and the various Classes thereof, shall be determined in accordance with the then current Prospectuses of the Corporation as of 4:00 p.m. EST on the business day immediately preceding the Closing Date.

         In the event that on the business day immediately preceding the Closing Date (a) the New York Stock Exchange is closed for other than customary week-end and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of the assets of the IMG Core Stock Fund Series or the Vintage Equity Fund Series, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

         (B) Upon the change and reclassification described in (A) above, the Class C shareholders of the IMG Core Stock Fund Series shall be deemed to own, as of the Closing Date, that number of full and fractional Class A Shares of the Vintage Equity Fund Series as may be allocated to such shareholders on a pro rata basis, provided, however, that the Corporation shall have the right to redeem, in its sole discretion, any fractions of shares by paying to the shareholder the amount of the fraction multiplied by the net asset value of one Class A Share of the Vintage Equity Fund Series determined at the time and in accordance with (A) above.

         Upon the change and reclassification described in (A) above, the Class B and Class D shareholders of the IMG Core Stock Fund Series shall be deemed to own, as of the Closing Date, that number of full and fractional Class B Shares of the Vintage Equity Fund Series as may be allocated to such shareholders on a pro rata basis, provided, however, that the Corporation shall have the right to redeem, in its sole discretion, any fractions of shares by paying to the shareholder the amount of the fraction multiplied by the net asset value of one Class B Shares of the Vintage Equity Fund Series determined at the time and in accordance with (A) above.

         (C) The date on which these Articles of Amendment are deemed to be effective pursuant to the Maryland General Corporation Law (the "MGCL") shall be the "Closing Date."

         (D) To the extent any certificates for Class B, Class C or Class D Shares of the IMG Core Stock Fund Series have been issued, each holder will be required to surrender the certificates, or execute affidavits regarding the status of such certificates.

         THIRD:   These  Articles  of  Amendment shall become effective at 12:01
a.m. on February 19, 1998.

         FOURTH: The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly advised the foregoing amendment and the shareholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment.

         IN WITNESS WHEREOF, IMG Mutual Funds, Inc., has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on the 18th day of February 1998; and its President acknowledges that these Articles of Amendment are the act of IMG Mutual Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                    IMG MUTUAL FUNDS, INC.


________________________________           By: _____________________________
Ruth Prochaska, Secretary                  Mark A. McClurg President

                             IMG MUTUAL FUNDS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         IMG Mutual Funds,  Inc., a Maryland  corporation  (which is hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

                                      FIRST

         The Corporation desires to amend and restate its Charter as currently in effect pursuant to these Articles of Amendment and Restatement. These Articles of Amendment and Restatement set forth every Charter provision currently in effect.

                                     SECOND

         The Charter of the Corporation is hereby amended by striking in their entirety Articles FIRST through TWELFTH, inclusive, and by substituting in lieu thereof the following:

         "FIRST:  Name. The name of the Corporation is

                             IMG MUTUAL FUNDS, INC.

         "SECOND: Purposes and Powers. The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of an investment company, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bankers' acceptances, repurchase agreements, options on securities and other securities, commodity futures contracts and options thereon, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such Securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise; and, in general, to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things; and to exercise any and all such powers to the same extent authorized or permitted to a corporation Under any laws that may be now or hereafter applicable or available to the Corporation.

         In addition, the Corporation may issue, sell, acquire through purchase, exchange, or otherwise hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now and hereafter permitted by the laws of Maryland and by this Charter.

         The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any wise limited by reference to, or inference from, any other of such matters or any other Article of this Charter, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

         Nothing herein contained shall be constituted as giving the Corporation any rights, powers or privileges not permitted to it by law.

         "THIRD: Principal Office. The post office address of the principal office of the Corporation in this State is c/o Prentice Hall Corporation System, Maryland, 1123 Eutaw Street, Baltimore, Maryland 21201. The resident agent of the Corporation is Prentice Hall Corporation System, Maryland, the post office address of which is 1123 Eutaw Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

         "FOURTH: Capital Stock.

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000,000 shares of common stock with a par value of $.001 each ("Shares"), thereby having an aggregate par value of $100,000,000. Of the 100,000,000,000 Shares, 26,200,000,000 Shares shall be classified into eleven series as follows: (i) 800,000,000 Shares shall be classified as a series designated as the IMG Core Stock Fund series; (ii) 800,000,000 Shares shall be classified as a series designated as the IMG Bond Fund series; (iii) 5,000,000,000 Shares shall be classified as a series designated as the Liquid Assets Fund series; (iv) 5,000,000,000 Shares shall be classified as a series designated as the Municipal Assets Fund series; (v) 5,000,000,000 Shares shall be classified as a series designated as the Vintage Government Assets Fund series; (vi) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Income Fund series; (vii) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Municipal Bond Fund series; (viii) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Equity Fund series; (ix) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Balanced Fund series; (x) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Aggressive Growth Fund series; and (xi) 1,600,000,000 Shares shall be classified as a series designated as the Vintage Limited Term Bond Fund series. Such series of common stock, together with any further series of Shares created by the Board of Directors, being referred to herein individually or collectively as a "Series".

                  Shares of each of the IMG Core Stock Fund Series and the IMG Bond Fund Series shall be further divided into four classes of Shares, designated as the Class A or "Investor" Shares, the Class B or "Select" Shares, the Class C or "Institutional" Shares and the Class D or "Advisor" Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of each of the IMG Core Stock Fund Series and the IMG Bond Fund Series shall consist of 200,000,000 Shares, par value $0.001 per Share.

                  Shares of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series shall be further divided into four classes of Shares, designated as the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of each of the Liquid Assets Fund Series, the Municipal Assets Fund Series and the Vintage Government Assets Fund Series shall consist of 1,250,000,000 Shares, par value $0.001 per Share.

                  Shares of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series shall be further divided into two classes of Shares, designated as the Class A Shares and the Class B Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a registration statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of each of the Vintage Income Fund Series, the Vintage Municipal Bond Fund Series, the Vintage Equity Fund Series, the Vintage Balanced Fund Series, the Vintage Aggressive Growth Fund Series and the Vintage Limited Term Bond Fund Series shall consist of 800,000,000 Shares, par value $0.001 per Share.

                  Each of such classes of each such Series, together with any further class or classes of any other Series, shall be referred to herein individually as a "Class" and collectively as "Classes."

                  The Board of Directors of the Corporation shall have the power and authority to further classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such unissued Shares. Upon the creation of any further Series or Classes, the Board of Directors, shall, for purposes of identification, also have the power and authority to designate a name for the new Series or Class.

                  (b) A description of the relative preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of all Series and Classes of Shares is as follows, unless otherwise set forth in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Series, Class or Classes from time to time created by the Board of Directors is as follows:

                           (i)      Assets belonging to a Series  or Class.  All
consideration received by the Corporation for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Asset Items (as hereinafter defined) allocated to that Series or Class as provided in the following sentence, are herein referred to as "assets belonging to" that Series or Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively "General Asset Items"), the Board of Directors shall allocate such General Asset Items to and among any one or more of the Series or Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Asset Items so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series and Classes for all purposes.

                           (ii) Liabilities  belonging to a Series or Class. The
assets belonging to each Series or Class shall be charged with the liabilities of the Corporation in respect of that Series or Class, and with all expenses, costs, charges and reserves attributable to that Series or Class and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Liability Items (as hereinafter defined) allocated to that Series or Class as provided in the following sentence, are herein referred to as "liabilities belonging to" that Series or Class. In the event that there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class (collectively "General Liability Items"), the Board of Directors shall allocate and charge such General Liability Items to and among any one or more of the Series or Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Liability Items so allocated and charged to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series and Classes for all purposes.

                           (iii) Dividends and  Distributions.  Unless otherwise
expressly provided hereunder, or hereafter in any Articles Supplementary creating any additional Series or Class of Shares, the holders of each Series and Class of Shares of the Corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors. Dividends and distributions paid with respect to the various Series or Classes of Shares may vary among such Series and Classes. Expenses related to distribution of, and other identified expenses as should be properly allocated to, the Shares of a particular Series or Class, may be charged to and borne solely by such Series or Class and the bearing of expenses solely by such Series or Class may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of such Series or Class of capital stock.

                           Dividends and  distributions  may  be  paid  in cash,
property or additional Shares of the same or another Series or Class, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have adopted which provides for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in Shares shall be paid at the net asset value thereof.

                           (iv)     Voting Rights.  Unless  otherwise  expressly
provided for hereunder or hereafter in any Articles Supplementary creating any additional Series or Class of Shares, on each matter submitted to a vote of stockholders, each holder of a Share of the capital stock of the Corporation shall be entitled to one vote for each Share outstanding and in such holder's name on the books of the Corporation, irrespective to Series or Classes thereof, and all Shares of all Series and Classes shall vote together as a single class; provided, however, that (a) as to any matter with respect to which separate votes of any Series or Class is required by the Investment Company Act of 1940, as amended and as it may be further amended from time to time (the "Investment Company Act"), or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), such requirement as to a separate vote of that Series or Class shall apply in lieu of a general vote of all Series and Classes as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series or Classes, then subject to paragraph (c) below, the Shares of all other Series or Classes not entitled to a separate vote shall vote together as a single class; and (c) as to any manner, which, in the judgment of the Board of Directors (which shall be conclusive), does not affect the interest of a particular Series or Class, such Series or Class shall not be entitled to any vote and only the holders of Shares of one or more affected Series and Classes shall be entitled to vote.

                           (v)      Liquidation.   Unless   otherwise  expressly
provided for hereunder or hereafter in any Articles Supplementary creating any additional Series or Class of Shares, in the event of any liquidation, dissolution or winding up of the Corporation, or the liquidation of a particular Series or Class, whether voluntary or involuntary, holders of Shares of capital stock of the Corporation, or holders of Shares of the particular Series or Class, shall be entitled, after payment or provision for payment of the debts and the liabilities of the Corporation (as such liabilities may affect one or more Series or Classes of Shares), or after payment or provision for payment of the debts and the liabilities of the particular Series or Class, to share ratably in the assets of the Series or Class in which they have investment. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of liabilities and expenses to a given Series or Class, and as to whether the general assets of the Corporation are allocable to any one or more Series or Classes.

                           (vi)     Redemptions    and     Repurchases.   Unless
otherwise expressly provided for hereunder or hereafter in any Articles Supplementary creating any additional Series or Class of Shares, the Corporation under the circumstances described below may redeem or repurchase Shares as follows:

                                    1.      Obligation  of  the  Corporation  to
Redeem Shares. Each holder of Shares of any Series or Class shall be entitled at his option to require the Corporation to redeem all or any part of the Shares of that Series or Class owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per Share in the assets of the Corporation belonging to that Series or Class, or the cash equivalent thereof (being the net asset value per Share of that Series or Class determined as provided in Article SEVENTH hereof, less such redemption fee or sales charge, if any, as may be established by the Board of Directors from time to time in its discretion and in accordance with the Investment Company Act or other applicable law), subject to and in accordance with the provisions of paragraphs 4, 5 and 6 of this Article FOURTH
(b)(vi). Notwithstanding the foregoing, the Board of Directors may suspend the right of stockholders of any Series or Class to require the Corporation to redeem Shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act and any rule or regulation thereunder.

                                    2.      Right of the  Corporation to Redeem
Shares. In addition, the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Series or Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Series or Class, or the cash equivalent thereof (being the net asset value per Share of that Series or Class determined as provided in Article SEVENTH hereof, less such redemption fee or sales charge, if any, as may be established by the Board of Directors from time to time in its sole discretion and in accordance with the Investment Company Act or other applicable law), subject to and in accordance with the provisions of paragraphs 4, 5 and 6 of this Article FOURTH (b)(vi), upon the sending of written notice thereof to each stockholder whose Shares are to be redeemed and upon terms and conditions as the Board of Directors shall deem advisable.

                                    3.      Right   of   the    Corporation   to
Repurchase Shares. In addition, the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Series or Class, either directly or through an agent, subject to and in accordance with the provisions of paragraphs 4, 5 and 6 of this Article FOURTH
(b)(vi). The terms and conditions of such repurchase and the price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors in accordance with any provision of the Investment Company Act or any rule or regulation thereunder.

                                    4.      The day as  of which  the net  asset
value per Share of a particular Series or Class applicable to any redemption pursuant to paragraphs 1 or 2 of this Article FOURTH (b)(vi) shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Series to Series and Class to Class).

                                    5.      Payment   of   the   redemption   or
repurchase price by the Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in Securities or other assets of the Corporation belonging to that Series or Class if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impracticable or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Series or Class. In making any such payment in whole or in part in Securities or other assets of the Corporation belonging to that Series or Class, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value (determined in the manner provided in Article SEVENTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation belonging to that Series or Class as is represented by the Shares of that Series or Class so to be paid for (less such redemption fee or sales charge, if any, as may be established by the Board of Directors from time to time in its discretion and in accordance with the Investment Company Act or other applicable law). Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfer on the books of the several corporations which Securities are to be delivered may be made.

                                    6.      The right of the  holder  of  Shares
redeemed or  repurchased  by the  Corporation as provided in this Article FOURTH
(b)(vi) to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or Securities or other assets of the Corporation , and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders with respect to such Shares owned of record by him on the record date for such meeting).

                                    7.      Shares   of   any  Series   or Class
redeemed  shall   constitute   authorized  but  unissued   Shares,   subject  to
classification or reclassification.

                           (vii)    Conversion   or   Exchange  Rights.   Unless
otherwise expressly provided for hereunder or hereafter in any Articles Supplementary creating any additional Series or Class of Shares, and subject to compliance with the requirements of the Investment Company Act and other applicable law, the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares into Shares of one or more other Classes or Series in accordance with such requirements and procedures as may be established by the Board of Directors.

                           (viii) Classes.  Unless otherwise  expressly provided
for hereunder or hereafter in any Articles Supplementary creating any additional Class of Shares, each Class of each Series shall be identical in all respects, except each Class of each Series may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated) as the Board of Directors may from time to time establish in accordance with the Investment Company Act and other applicable law.

                  (c) No holder of Shares shall have preemptory rights or be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional Shares of the Corporation.

         All persons who shall acquire Shares shall acquire the same subject to the provisions of this Charter.

                  (d) The Corporation may issue and sell fractions of Shares of capital stock having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends or distributions, and wherever the words "Share" or "Shares" are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

         "FIFTH: Directors. The number of directors of the Corporation shall be seven (7), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three (3), unless the number of stockholders is less than three (3), in which case the number of directors shall not be less than the number of stockholders. The names of the directors currently in office and who shall act until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:
David W. Miles, Mark A. McClurg, Johnny Danos, David Lundquist, Debra Johnson and Edward Stanek. Unless otherwise provided in the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

         "SIXTH: Provisions for Defining. Limiting and Regulating the Powers of the Corporation. Directors and Stockholder.

                  (a) Board of Directors. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by the Charter or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

                           (i)      To  authorize  the  issuance and sale,  from
time to time, of Shares of any Series or Class, whether now or hereafter authorized, or securities convertible into Shares of any Series or Class, whether now or hereafter authorized, whether for cash or property at not less than the par value thereof, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, that the consideration per Share to be received by the Corporation upon the sale of Shares of any Series or Class shall not be less than the net asset value (determined as provided in Article SEVENTH hereof) per Share of that Series or Class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made, less such sales or other charge or fee, if any, as may be established by the Board of Directors from time to time in its sole discretion and in accordance with the Investment Company Act or other applicable law.

                           (ii)     To  authorize the execution and  performance
by the Corporation of an agreement or agreements, which may be exclusive contracts, with any person, as distributor, providing for the distribution of Shares of any Series or Class.

                           (iii) To authorize the execution and  performance  by
the Corporation of an agreement or agreements with any person providing for the investment and other operations of the Corporation.

                  The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

                  (b) Quorum; Adjournment; Majority Vote. The presence in person or by proxy of the holders of one-third of the Shares of all Series and Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in the Charter of the Corporation, and except that where the holders of Shares of any Series or Class are entitled to a separate vote as a class (a "Separate Class"), or where the holders of Shares of two or more (but not all) Series or Classes are required to vote as a single class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat, shall constitute a quorum for such vote. If, however, a quorum with respect to all Series and Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the stockholders, the holders of a majority of the Shares of all Series and Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Series and Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Series and Classes or of the affected Series or Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law, or this Charter for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Series and Classes or of the Shares of a particular Series or Series or particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Series and Classes or such Series, Class or Classes, as the case may be, outstanding and entitled to vote thereon.

                  (c) The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding capital stock.

         "SEVENTH:         Determination  of Net Asset  Value. For the  purposes
referred to hereunder, the net asset value per Share of any Series or Class shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

                  (a) Net asset value per Share of a particular Series or Class on any day shall be computed as follows:

                           The net asset value per Share of that Series or Class
                  shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Series or Class by the total number of Shares of that Series or Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for and received or not).

                           The "net  value  of the  assets"  of the  Corporation
                  belonging to a particular Series or Class shall be the "gross value" of the assets belonging to that Series or Class after deducting the amount of all incurred and accrued and unpaid liabilities belonging to that Series or Class.

                           The  "gross  value"  of  the  assets  belonging  to a
                  particular Series or Class shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Series or Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

                  (b) The Board of Directors may determine to maintain the net asset value per Share of any Series or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act and the MGCL for the continuing declaration of income attributable to that Series or Class as dividends and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series or Class the stockholder's pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by the stockholder's investment in any Series or Class with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

                  (c) The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent with the provisions of the Investment Company Act and the rules and regulations thereunder.

         "EIGHTH: Determination Binding. Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters involved are in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Series or Class, as to the amount of the net income of the Corporation belonging to any Series or Class for any period or amounts that are any time legally available for the payment of dividends on Shares of any Series or Class, as to the amount of any reserves or charges set up with respect to any Series or Class and the property thereof, as to the time of or purpose for creating any reserves or charges with respect to any Series or Class, as to the use, alteration or cancellation of any reserves or charges with respect to any Series or Class (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any Security owned or held by the Corporation and belonging to any Series or Class, as to the market value of any Security or fair value of any other asset owned by the Corporation and belonging to any Series or Class, as to the number of Shares of any Series or Class outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation belonging to any Series or Class represented by any Shares belonging to any Series or Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Series and Classes past, present and future, and the Shares of all Series and Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective to (a) bind any person to waive compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act or any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders in contravention of the Securities Act of 1933, as amended, or the Investment Company Act.

         "NINTH: Liabilities of Director or Officer. A director or former director or officer or former officers of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of a duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940).

         No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director or former director or officer or former officer that exists at the time of such amendment, modification or repeal.

         "TENTH: Indemnification of Directors. Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law (including the MGCL and the Investment Company Act) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. To the fullest extent permitted by law (including the MGCL and the Investment Company Act), expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this Article TENTH shall impair the rights of any person arising at any time with respect to an event occurring prior to such amendment. For purposes of this Article TENTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust, employee benefit plan or other entity; "service at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to any employee benefit plan shall be deemed to be indemnificable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

                                      THIRD

         The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly advised the foregoing amendment and restatement of the Charter of the Corporation and the stockholders of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment and restatement of the Charter of the Corporation.

         IN WITNESS WHEREOF, IMG MUTUAL FUNDS, INC. has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 13th day of February, 1998; and its President acknowledges that these Articles of Amendment and Restatement are the act of IMG Mutual Funds, Inc., and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                  IMG MUTUAL FUNDS, INC.


____________________________             By:_______________________________
Ruth L. Prochaska, Secretary                Mark A. McClurg, President

                              ARTICLES OF AMENDMENT

                                       OF

                             IMG MUTUAL FUNDS, INC.

         IMG Mutual Funds, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The Charter of the Corporation is hereby amended to change and reclassify all of the Class B, Class C and Class D shares of the IMG Bond Fund series of the Corporation's capital stock into Class A shares of the IMG Bond Fund series of the Corporation's capital stock, and to cancel the Class B, Class C and Class D shares of the IMG Bond Fund series of the Corporation's capital stock, and from and after the date of acceptance of these Articles of Amendment by the SDAT, the second paragraph of section (a) of Article FOURTH of the Charter is hereby deleted in its entirety and in lieu thereof the following two paragraphs are substituted:

         "Shares of the IMG Core Stock Fund Series shall be further divided into four class of Shares, designated as the Class A or "Investor" Shares, the Class B or "Select" Shares, the Class C or "Institutional" Shares and the Class D or "Advisor" Shares, respectively, or such other names as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. Each such class of the IMG Core Stock Fund Series shall consist of 200,000,000 Shares, par value $0.001 per Share.

         "Shares of the IMG Bond Fund Series shall consist of a single class of Shares, designated as the Class A Shares, or such other name as the Board of Directors may determine from time to time as a convenient and proper method for identifying such Shares in a Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of such Shares to the public. The Class A shares of the IMG Bond Fund Series shall consist of 800,000,000 Shares, par value $0.001 per Share."

         SECOND: The following provisions shall apply in order to effectuate the change and reclassification described in Article FIRST above:

         (A) As of the Closing Date (as herein defined), all of the issued and outstanding Class B, Class C and Class D Shares of the IMG Bond Fund Series shall automatically be changed and reclassified into that number of full and fractional shares of the Class A Shares of the IMG Bond Fund Series having an aggregate net asset value equal to the aggregate value of the net assets of the IMG Bond Fund Series that are allocable to the Class B, Class C and Class D Shares, respectively, of the IMG Bond Fund Series.

         The aggregate value of the net assets of the IMG Bond Fund Series and the various Classes thereof shall be determined in accordance with the then current Prospectus of the IMG Bond Fund Series as of 4:00 p.m. EST on the business day immediately preceding the Closing Date.

         In the event that on the business day immediately preceding the Closing Date (a) the New York Stock Exchange is closed for other than customary week-end and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of the assets of the IMG Core Stock Fund Series or the Vintage Equity Fund Series, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

         (B) Upon the change and reclassification described in (A) above, the Class B, Class C and Class D shareholders of the IMG Bond Fund Series shall be deemed to own, as of the Closing Date, that number of full and fractional Class A Shares of the IMG Bond Fund Series as may be allocated to such shareholders on a pro rata basis, provided, however, that the Corporation shall have the right to redeem, in its sole discretion, any fractions of shares by paying to the shareholder the amount of the fraction multiplied by the net asset value of one Class A Share of the IMG Bond Fund Series determined at the time and in accordance with (A) above.

         (C) The date on which these Articles of Amendment are deemed to be effective pursuant to the Maryland General Corporation Law (the "MGCL") shall be the "Closing Date."

         (D) To the extent any certificates for Class B, Class C or Class D Shares of the IMG Bond Fund Series have been issued, each holder will be required to surrender the certificates, or execute affidavits regarding the status of such certificates.

         THIRD:   These  Articles  of  Amendment shall become effective at 12:01
a.m. on February 14, 1998.

         FOURTH: The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly advised the foregoing amendment and the shareholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment.

         IN WITNESS WHEREOF, IMG Mutual Funds, Inc., has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on the 13th day of February 1998; and its President acknowledges that these Articles of Amendment are the act of IMG Mutual Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                              IMG MUTUAL FUNDS, INC.


_______________________________               By:_____________________________
Ruth Prochaska, Secretary                        Mark A. McClurg President